Exhibit 99.1
Hollywood Media Corp. Reports 2008 Fourth Quarter and Year-End Results
BOCA RATON, Fla., March 16, 2009 — Hollywood Media Corp. (Nasdaq: HOLL), a leading provider of online ticketing services, today reported financial results for the fourth quarter and year ended December 31, 2008. Results reflect the divestment of the Company’s Hollywood.com business in August 2008 and its Showtimes data business unit in August 2007, which have been accounted for as discontinued operations.
Recent Company Highlights:
•	Broadway Ticketing revenues of $27.9 million in the 2008 fourth quarter unchanged from fourth quarter 2007;

•	Positive 2008 fourth quarter and full-year EBITDA* performance for the Broadway Ticketing business;

•	Continued growth in high-margin advertising sales from Broadway shows;

•	Projected savings of approximately $3.0 million annually related to overhead cost reductions implemented in late 2008 and effective in the 2009 first quarter, consisting of $2.4 million in headcount reductions at Hollywood Media’s corporate headquarters and Broadway Ticketing segment and approximately $0.6 million in SG&A savings;

•	Strong performance from MovieTickets.com including a $1.9 million cash dividend paid to Hollywood Media in the 2009 first quarter; and

•	Cash at December 31, 2008 of $12.7 million with no debt, which included the repurchase during the 2008 fourth quarter of 1,711,639 shares of Hollywood Media’s common stock for a total purchase price of $2.1 million.
For the 2008 fourth quarter, Hollywood Media reported net revenues of $29.0 million compared to $29.6 million in the prior-year period. Broadway Ticketing revenues, which represented 96% of the Company’s net revenues in the 2008 fourth quarter, were unchanged from the prior-year period at $27.9 million. Broadway Ticketing revenues in the 2008 fourth quarter were impacted by general economic conditions, however margin performance for the period benefited from an increase in advertising sales from Broadway shows, which are not recorded as revenues but rather as a reduction to cost of revenues-ticketing. The balance of Hollywood Media’s revenues was attributable primarily to Ad Sales from the Company’s U.K.-based CinemasOnline business which experienced a decline in the period of approximately $0.6 million.
The loss from continuing operations in the fourth quarter of 2008 was $6.3 million, or $0.20 per share, which includes a $3.5 million non-cash goodwill impairment charge related to the Ad Sales and Intellectual Properties segments. This compares to a loss from continuing operations in the prior-year period of $1.6 million, or $0.05 per share. For the full year, the Company reported a loss from continuing operations in 2008 of $10.6 million, or $0.33 per share, which includes the $3.5 million impairment charge mentioned above and $0.4 million of severance costs at Hollywood Media's corporate headquarters, versus a loss of $8.3 million, or $0.25 per share, in 2007.

Hollywood Media Corp. Reports 2008 Fourth Quarter and Year End Results	Page 2

Net loss for the 2008 fourth quarter was $6.6 million, or $0.21 per share, which includes the $3.5 million impairment charge and a loss from discontinued operations of $0.4 million, compared to a net loss of $1.9 million, or $0.06 per share, in the prior-year period which includes a loss from discontinued operations of $0.2 million. Net loss for 2008 was $16.9 million, or $0.53 per share, which includes the $3.5 million impairment charge and a loss from discontinued operations of $6.3 million, versus net income for 2007 of $1.7 million, or $0.05 per share, which includes income from discontinued operations of $10.0 million.
EBITDA (Modified)* loss in the 2008 fourth quarter was $5.6 million, which includes the $3.5 million impairment charge and compares to an EBITDA (Modified) loss of $1.4 million in fourth quarter 2007. For the full year, EBITDA (Modified) loss in 2008 was $8.8 million, which includes the $3.5 million impairment charge, and compares to an EBITDA (Modified) loss of $7.1 million in 2007.
The Broadway Ticketing segment generated EBITDA of $0.4 million in the 2008 fourth quarter compared to $0.9 million in the corresponding period of 2007. The fourth quarter 2008 EBITDA included $0.2 million in severance costs, $0.1 million in redundant lease expense, $0.2 million in website redesign costs, and a $0.4 million negative impact due to a change in gift certificate policy. Broadway Ticketing generated full year 2008 EBITDA of $3.4 million compared to $3.0 million in 2007. Broadway Ticketing’s 2008 EBITDA included $0.2 million in severance costs, $0.3 million in redundant lease expense, $0.2 million in website redesign costs, and a $0.6 million negative impact due to a change in gift certificate policy.
“We are pleased that revenues for our Broadway Ticketing business in this challenging market environment were at comparable levels with the prior-year period,” said Mitchell Rubenstein, CEO of Hollywood Media Corp. “During the fourth quarter, we continued to provide theatergoers with access to the most in-demand shows while managing our costs and inventory extremely well. At year-end, ticket insurance revenues more than offset unsold inventory.
“We also took steps in the fourth quarter to reduce our overhead costs which included additional headcount reductions, lowered general and administrative costs, and reduced occupancy costs. These expense reductions are expected to result in annualized savings of approximately $3.0 million with the full impact beginning in the first quarter of 2009.”
Mr. Rubenstein concluded, “With a lower cost base and more focused portfolio of assets, along with profitable EBITDA performance anticipated for our Broadway business and dividends from our investment in MovieTickets.com, we look forward to improved operating performance in 2009.”
At December 31, 2008, the Company had cash and cash equivalents of $12.7 million with no debt, compared to $14.3 million and no debt at September 30, 2008. During the 2008 fourth quarter, the Company repurchased 1,711,639 shares of its common stock for a total of $2.1 million. The cash position at December 31, 2008 does not include a $1.9 million cash dividend received by the Company in the first quarter of 2009 from its investment in MovieTickets.com in which Hollywood Media owns a 26.2% interest.

Hollywood Media Corp. Reports 2008 Fourth Quarter and Year End Results	Page 3

Teleconference Information
Management will host a teleconference to discuss Hollywood Media’s 2008 fourth quarter and year-end financial results on Monday, March 16, 2009, at 10:00 a.m. Eastern Time. To access the teleconference, please dial 877-407-8293 (U.S.) or 201-689-8349 (international) approximately 10 minutes prior to the start of the call. The teleconference will also be available via live webcast on the investor relations portion of Hollywood Media’s website, http://www.hollywoodmedia.com/conference_calls.htm.
If you are unable to listen to the live teleconference, a replay will be available through March 22, 2009, and can be accessed by dialing 877-660-6853 (U.S.) or 201-612-7415 (international). Callers will be prompted for replay account number 342# followed by conference ID number 316488#. An archived version of the webcast will also be available on the investor relations section of Hollywood Media’s website at http://www.hollywoodmedia.com.
About Hollywood Media Corp.
Hollywood Media is a leading provider of online ticketing services, which include Broadway.com and Hollywood Media’s minority interest in MovieTickets.com. Hollywood Media also owns the UK-based CinemasOnline and an Intellectual Property division. For more information, please visit the Company’s corporate Web site, http://www.hollywoodmedia.com.
*Note on EBITDA
EBITDA and EBITDA (Modified) are non-GAAP financial measures. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA (Modified) is defined as loss from continuing operations before interest, taxes, depreciation and amortization on continuing operations. Hollywood Media has presented EBITDA in this release because it considers such information an important supplemental measure which management utilizes as one of its tools in evaluating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation and comparison of companies in our industry as well as our results of operations from period to period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for Hollywood Media’s financial results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, Hollywood Media’s working capital needs; (b) EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, if any; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of Hollywood Media’s performance. Hollywood Media compensates for these limitations by relying primarily on Hollywood Media’s GAAP results and using EBITDA only supplementally. Hollywood Media has provided a reconciliation of net income to EBITDA (Modified) in the attached tables.

Hollywood Media Corp. Reports 2008 Fourth Quarter and Year End Results	Page 4

Note on Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth and integrate new businesses, our ability to realize anticipated revenues, cost efficiencies and sources of capital, the impact of potential future dispositions or other strategic transactions by Hollywood Media, our ability to develop and maintain strategic relationships, our ability to compete with other media, data and internet companies, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2007 and, when filed, our Form 10-K for 2008. Such forward-looking statements speak only as of the date on which they are made, and Hollywood Media undertakes no obligation to publicly update or revise any forward-looking statement except as required by law.
Attached are the following financial tables:
     CONSOLIDATED BALANCE SHEETS
     CONSOLIDATED STATEMENTS OF OPERATIONS
     SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION
Contact:
Investor Relations Department
Hollywood Media Corp.
L. Melheim
ir@hollywoodmedia.com
561-998-8000

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2008	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$12,685,946	$26,758,550
Receivables, net	1,433,797	2,033,702
Inventories held for sale	4,491,841	3,950,578
Deferred ticket costs	12,085,237	16,481,861
Prepaid expenses	1,418,563	2,167,109
Other receivables	1,431,216	3,877,167
Other current assets	99,945	629,298
Restricted cash	2,600,000	—
Current assets of discontinued operations	—	1,124,714

Total current assets	36,246,545	57,022,979

PROPERTY AND EQUIPMENT, net	4,649,202	4,486,620
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	132,800	286,985
INTANGIBLE ASSETS, net	682,896	1,071,658
GOODWILL	25,154,292	29,049,259
OTHER ASSETS	73,126	54,993
LONG-TERM ASSETS OF DISCONTINUED OPERATIONS	—	2,006,342

TOTAL ASSETS	$66,938,861	$93,978,836

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,374,661	$3,380,403
Accrued expenses and other	3,708,652	4,403,088
Deferred revenue	15,196,455	21,433,825
Gift certificate liability	3,434,359	2,801,300
Customer deposits	831,838	1,928,357
Current portion of capital lease obligations	203,579	141,809
Current portion of notes payable	43,147	53,422
Related party payable	2,622,438	—
Current liabilities of discontinued operations	—	2,719,289

Total current liabilities	27,415,129	36,861,493

DEFERRED REVENUE	401,309	544,491
CAPITAL LEASE OBLIGATIONS, less current portion	203,901	255,971
OTHER DEFERRED LIABILITY	1,168,096	616,413
NOTES PAYABLE, less current portion	36,258	94,289
LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS	—	5,776

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 1,000,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized; 30,883,913 and 31,897,983 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	308,839	318,980
Additional paid-in capital	309,100,760	310,120,531
Accumulated deficit	(271,695,431)	(254,839,108)

Total shareholders’ equity	37,714,168	55,600,403

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$66,938,861	$93,978,836

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	TWELVE MONTHS ENDED DECEMBER 31,		THREE MONTHS ENDED DECEMBER 31,
	2008	2007	2008	2007
			(Unaudited)	(Unaudited)
NET REVENUES
Ticketing	$110,918,969	$111,792,068	$27,874,572	$27,861,623
Other	6,138,962	6,369,156	1,143,593	1,729,568

	117,057,931	118,161,224	29,018,165	29,591,191

OPERATING COSTS AND EXPENSES
Cost of revenues — ticketing	92,882,066	94,017,924	23,466,004	22,919,228
Editorial, production, development and technology	3,323,546	3,590,192	638,488	1,005,477
Selling, general and administrative	13,932,852	14,269,974	3,834,843	3,921,805
Payroll and benefits	13,284,857	13,368,817	3,035,167	3,211,034
Impairment loss	3,524,697	—	3,524,697	—
Depreciation and amortization	2,224,831	1,378,492	773,472	364,070

Total operating costs and expenses	129,172,849	126,625,399	35,272,671	31,421,614

Loss from operations	(12,114,918)	(8,464,175)	(6,254,506)	(1,830,423)

EQUITY IN EARNINGS (LOSSES) OF UNCONSOLIDATED INVESTEES	1,160,623	4,747	(151,999)	2,686

OTHER INCOME (EXPENSE)
Interest, net	425,251	199,437	33,147	286,895
Other, net	44,958	(50,935)	85,231	(112,968)

Loss from continuing operations before minority interest	(10,484,086)	(8,310,926)	(6,288,127)	(1,653,810)

MINORITY INTEREST IN (INCOME) LOSSES OF SUBSIDIARIES	(81,365)	3,241	16,208	24,729

Loss from continuing operations	(10,565,451)	(8,307,685)	(6,271,919)	(1,629,081)

Gain (loss) on sale of discontinued operations, net of income taxes	(4,655,122)	10,254,287	(351,405)	301,182
Loss from discontinued operations	(1,635,750)	(211,993)	—	(531,308)

Income (loss) from discontinued operations	(6,290,872)	10,042,294	(351,405)	(230,126)

Net income (loss)	$(16,856,323)	$1,734,609	$(6,623,324)	$(1,859,207)

Basic and diluted income (loss) per common share
Continuing operations	$(0.33)	$(0.25)	$(0.20)	$(0.05)
Discontinued operations	(0.20)	0.30	(0.01)	(0.01)

Total basic and diluted net income (loss) per share	$(0.53)	$0.05	$(0.21)	$(0.06)

Weighted average common and common equivalent shares outstanding — basic and diluted	31,793,853	33,303,886	31,263,293	32,900,188

Hollywood Media Corp.
Segment Summary Financial Data and EBITDA Reconciliation

For the Year Ended December 31, 2008
	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties (2)	Other (3)	Total

Net Revenues	$110,918,969	$4,830,760	$1,308,202	$—	$117,057,931

Operating Income (Loss)	2,533,682	(3,977,171)	(71,372)	(10,600,057)	(12,114,918)

Net Income (Loss) from continuing operations	2,600,393	(3,884,198)	(307,923)	(8,973,723)	(10,565,451)

Add back (Income) Expense:

Interest, net	(65,451)	11,652	(4,521)	(366,931)	(425,251)
Taxes	—	(59,553)	7	60,499	953
Depreciation and Amortization	876,049	901,351	150	447,281	2,224,831

EBITDA Income (Loss) from continuing operations	$3,410,991	$(3,030,748)	$(312,287)	$(8,832,874)	$(8,764,918)

For the Year Ended December 31, 2007
	Broadway		Intellectual
	Ticketing	Ad Sales	Properties	Other (3)	Total

Net Revenues	$111,792,068	$5,308,038	$1,061,118	$—	$118,161,224

Operating Income (Loss)	2,652,352	(571,818)	(8,918)	(10,535,791)	(8,464,175)

Net Income (Loss) from continuing operations	2,691,261	(593,488)	8,499	(10,413,957)	(8,307,685)

Add back (Income) Expense:

Interest, net	(74,468)	6,439	(9,429)	(121,979)	(199,437)
Taxes	(7,400)	26,839	—	26,968	46,407
Depreciation and Amortization	351,310	553,237	—	473,945	1,378,492

EBITDA Income (Loss) from continuing operations	$2,960,703	$(6,973)	$(930)	$(10,035,023)	$(7,082,223)

For the Three Months Ended December 31, 2008
(unaudited)
	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties (2)	Other (3)	Total

Net Revenues	$27,874,572	$871,456	$272,137	$—	$29,018,165

Operating Income (Loss)	195,119	(3,660,118)	(282,472)	(2,507,035)	(6,254,506)

Net Income (Loss) from continuing operations	203,848	(3,588,388)	(416,981)	(2,470,398)	(6,271,919)

Add back (Income) Expense:

Interest, net	829	1,787	(1,282)	(34,481)	(33,147)
Taxes	—	(42,135)	—	690	(41,445)
Depreciation and Amortization	218,754	437,472	75	117,171	773,472

EBITDA Income (Loss) from continuing operations	$423,431	$(3,191,264)	$(418,188)	$(2,387,018)	$(5,573,039)

For the Three Months Ended December 31, 2007
(unaudited)
	Broadway		Intellectual
	Ticketing	Ad Sales	Properties	Other (3)	Total

Net Revenues	$27,861,623	$1,465,493	$264,075	$—	$29,591,191

Operating Income (Loss)	843,598	(156,079)	(50,269)	(2,467,673)	(1,830,423)

Net Income (Loss) from continuing operations	859,980	(232,364)	(20,558)	(2,236,139)	(1,629,081)

Add back (Income) Expense:

Interest, net	(26,051)	3,130	(2,296)	(261,678)	(286,895)
Taxes	—	82,728	—	26,233	108,961
Depreciation and Amortization	85,159	158,688	—	120,223	364,070

EBITDA Income (Loss) from continuing operations	$919,088	$12,182	$(22,854)	$(2,351,361)	$(1,442,945)

(1)	The Ad Sales segment includes a $3.3 million non-cash impairment charge in the fourth quarter of 2008 related to the UK-based CinemasOnline business.

(2)	The Intellectual Properties segment includes a $0.2 million non-cash impairment charge in the fourth quarter of 2008.

(3)	The Other segment is comprised of payroll and benefits for corporate and administrative personnel as well as other corporate-wide expenses such as legal fees, audit fees, proxy costs, insurance, centralized information technology, and includes consulting fees and other fees and costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 that require Hollywood Media and its Independent Registered Public Accounting Firm to make an assessment of and report on internal control over financial reporting.